                                                                 EXHIBIT 99.11.0

                        Code of Ethics for UIT Activities

1.   General Prohibitions
     --------------------

No person associated with the Firm or any of the Trusts may directly or indirectly:

         Employ any device scheme or artifice to defraud any of the Trusts;

         Make to any of the Trusts any untrue statement of a material fact or omit to state to any of the Trusts a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         Engage in any act, practice, or course of business, which operates or would operate, as a fraud or deceit upon any of the Trusts;

         Engage in any manipulative practice with respect to any of the Trusts;

         Engage in any transaction in a security while in possession of material nonpublic information regarding the security or the issuer of the security; or

         Engage in any transaction intended to raise, lower, or maintain the price of any security or to create a false appearance of active trading.

2.   Definitions
     -----------

The following terms have the following meanings:

         Access Person - Defined as the following: because the Firm is primarily engaged in business other than advising funds and/or advising clients, the term "Access Person" pursuant to rule 17j -1(a) l(A) of the Investment Company Act of 1940 is defined as the following: "any director, officer, general partner or Advisory Person of the investment advisor who, with respect to any fund, makes recommendations, participates in the determination of which recommendations will be made or who, in connection with his or her duties, obtains any information concerning recommendations of Covered Securities being made by the Investment Advisor to any funds".

         Advisory Person - Defined as the following: any employee of the Firm who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by one of the Trusts, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

         Beneficial Interest - Defined as the following: a relationship, which exists when a person may profit from transactions in an account and/or share in the assets in an account.

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                       Code of Ethics for UIT Activities

         Covered Security - Defined as the following: any financial
         ----------------
         instrument treated as a security for investment purposes and any related instrument such as futures, forward or swap contract entered into with respect to one or more securities, a basket of or an index of securities or components of securities. However, the term "Covered Security" does not include securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposits, or shares of registered open-end investment companies.

         Firm - Defined as the following:  Investec Ernst & Company, a
         ----
         registered Broker/Dealer and Investment Advisor.

         Immediate Family - Defined as the following: a relationship
         ----------------
         extending to parent, mother-in-law or father-in-law, husband or wife, brother or sister, brother-in-law or sister-in-law, son-in-law or daughter-in-law, and children. In addition, the term shall include any other person who is supported, directly or indirectly, to a material extent. It should be noted that this is the same definition as used in the NASD'S FreeRiding and Withholding Interpretation.

         Trusts - Defined as the following: any of the unit investment trusts
         ------
         for which the Firm acts as an underwriter, sponsor or depositor.

3.   Required Compliance Procedures
     ------------------------------

     3.1  All Securities Accounts and Positions at the Firm
          -------------------------------------------------

          (a) Every Access Person is required to execute in an account at the Firm all transactions in Covered Securities held in his or her own name or in which he or she has a direct or indirect Beneficial Interest. In addition, all securities and securities accounts in which an Access Person has a Beneficial Interest must be held in an account at the Firm.

          (b) Exceptions will only be granted upon a showing of extenuating circumstances. Any individual seeking an exception to this policy must submit a written request to the Compliance Department explaining the reasons for the request. Th Chief Compliance Officer or his or her designee has authority to grant such exceptions. A written memorialization will be made in cases of exceptions granted.

          (c) Any individual granted an exception is required to arrange for the Compliance Department to receive, on a timely basis, duplicate copies of confirmations of all personal securities transactions and copies of periodic statements for all securities accounts in his or her own name or in which he or she has a Beneficial Interest.

          (d) Individuals are not required to execute through the Firm transactions in which they are establishing a dividend reinvestment plan through an issuer. However, individuals must obtain written approval from the

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                       Code of Ethics for UIT Activities

               Compliance Department prior to establishing any such plan and arrange for the Compliance Department to receive, on a timely basis, duplicate copies of all confirmations relating to the plan.

          See Exhibit A.

     3.2  Preclearance of Securities Transactions by Access Persons
          ---------------------------------------------------------

          (a) Every Access Person must obtain prior approval from the Compliance Department before executing any transaction in Covered Securities held in his or her name or in which he or she has a Beneficial Interest. Before granting such approval, the Compliance Department shall determine that:

               I. None of the Trusts have a pending buy or sell order in that security;

               II. The security does not appear on the "restricted" list of the Firm;

               III. Such transaction is not short selling or option trading that is economically opposite any pending transaction for any of the Trusts.

          (b) The following securities are exempt from preclearance requirements:

               I. Securities transactions effected in blind trusts which have been approved for exemption from the Code by the Chief Compliance Officer or his or her designee and so memorialized;

               II. The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

               III. The acquisition of securities through the exercise of rights issued by an issuer prorata of all holders of a class of securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

               IV. Options on the Standard & Poor's "500" Composite Stock Price Index;

               V.   Non-convertible fixed income securities rated at least "A",

               VI. Equity securities of a class having a market capitalization in excess of $1 billion;

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                       Code of Ethics for UIT Activities

               VII. Equity securities of a class having a market capitalization in excess of $500 million if the transaction in question and the aggregate amount of such securities and any related securities purchased and sold for the Access Person account in question during the preceding 60 days does not exceed $10,000 or 100 shares, whichever is less.

          See  Exhibit B.

     3.3  Post-Trade Monitoring of Preclearance Transactions
          --------------------------------------------------

     After the Compliance Department has granted preclearance to an Access Person with respect to any personal securities transaction, the investment activity of such Access Person shall be monitored by the Compliance Department to ascertain that such activity conforms to the preclearance so granted and the provisions of this Code.

     3.4  Notification of Reporting Obligations
          -------------------------------------

     The Compliance Department shall identify all Access Persons who are required to make reports under the Code and inform those Access Persons of their reporting obligations.

     3.5  Certification of Compliance with Code of Ethics
          -----------------------------------------------

     All Access Persons are required to certify annually in writing that they have:

          (a) Read and understand the Code of Ethics and recognize that they are subject to the Code;

          (b)  Complied with the requirements of the Code;

          (c) Disclosed or reported all personal securities transactions, holdings and accounts required to be disclosed or reported pursuant to the requirements of the Code; and

          (d) With respect to any blind trusts in which such person has a Beneficial Interest, that such person has no direct or indirect influence or control and no knowledge of any transactions therein.

     See Exhibit C.

4.   Restrictions
     ------------

     4.1  Initial Public Offerings
          ------------------------

          (a) All Access Persons are prohibited from acquiring a Beneficial Interest in any Covered Securities in an initial public offering, in order to preclude any possibility of their profiting improperly from their positions on behalf of one of the Trusts. No member of an Immediate Family of an Access

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                       Code of Ethics for UIT Activities

               Person may acquire a Beneficial Interest in an initial public offering without the prior written consent of the Compliance Department. It should be noted that the Firm also prohibits purchase by employees of all registered offerings because of the NASD's FreeRiding and Withholding Interpretation.

          (b) Prior approval shall take into account, among other factors, whether the investment opportunity should be reserved for any of the Trusts and whether the opportunity is being offered to an individual by virtue of his or her position or relationship to the Trust.

     4.2  Private Placements
          ------------------

          (a) No Access Person or member of his or her Immediate Family may acquire a direct or indirect Beneficial Interest in any Covered Security in private placements without prior written approval by the Compliance Department.

          (b) Prior approval shall take into account, among other factors, whether the investment opportunity should be reserved for any of the Trusts and whether the opportunity is being offered to an individual by virtue of his or her position or relationship to the Trusts.

     4.3  Related Issuers
          ---------------

     Access Persons are required to disclose to the Compliance Department when they play a part in any consideration of an investment by any of the Trusts in a Related Issuer. In any such circumstances, the decision to purchase securities of the Related Issuer for any of the Trusts is subject to review by the Compliance Department.

     4.4  Blackout Period
          ---------------

     No Access Person may execute a securities transaction in Covered Securities or equivalent securities or futures contracts held in his or her own name or in which he or she has, or as a result of such transaction, will have a direct or indirect Beneficial Interest on a day during which any of the Trusts have a pending buy or sell order in that same security until that order is executed or withdrawn. Such blackout period also extends seven calendar days prior to when an order is executed by any of the Trusts as well as seven calendar days after when an order is executed by one of the Trusts.

     4.5  Price Switches
          --------------

          (a)  Seven Day Price Switch

          If any Access Person purchases a Covered Security (other than a fixed income security) held, in his or her own name or in which he or she has a Beneficial Interest and within seven (7) days prior or subsequent thereto one of the Trusts has purchased or purchases the same security, then, to the extent that the price paid per share by such Trust for such purchase was or is less favorable than the

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                       Code of Ethics for UIT Activities

          price paid per share by such Access Person, such Trust shall have the benefit of the more favorable price per share.

          If any Access Person sells a Covered Security (other than a fixed income security) held, in his or her own name or in which he or she has a Beneficial Interest and within seven (7) days prior or subsequent thereto one of the Trusts has sold or sells the same security, then, to the extent that the price received per share by such Trust for such sale was or is less favorable than the price received per share by such Access Person, such Trust shall have the benefit of the more favorable price per share.

          (b) An amount of money necessary to effectuate the price switch shall be transferred from the account of the employee subject to the price switch policies, to the Trust. The price switch shall be limited to the number of shares purchased or sold by the employee or the number of shares purchased or sold by the employee or the number of shares purchased or sold by the Trust, whichever is less.

          (c) Notwithstanding the foregoing, price switching shall not apply to:

               I.   Securities transactions effected in blind trusts;

               II. The acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

               III. The acquisition of securities through the exercise of rights issued by an issuer prorata of all holders of a class of
                                        -------
                    securities, to the extent the rights were acquired in the issue, and sales of such rights so acquired;

               IV. Options on the Standard & Poor's "500" Composite Stock Price Index;

               V.   Non-convertible fixed income securities rated at least "A";

               VI. Equity securities of a class having a market capitalization in excess of $1 billion;

               VII. Equity securities of a class having a market capitalization in excess of $500 million if the transaction in question and the aggregate amount of such securities and any related securities purchased and sold for the Access Person account in question during the preceding 60 days does not exceed $10,000 or 100 shares;

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                       Code of Ethics for UIT Activities

               VIII. Transactions in which the adjustment resulting from the price switch is less than Five Hundred Dollars ($500.00);

               IX. Transactions arising through arbitrage, market activities or hedge options trading; and

               X.   Transactions involving odd lots.

     4.6  Gifts
          -----

          All Access Persons are prohibited from giving or receiving any gift or other thing of more than One Hundred Dollars ($100.00) in value to or from any person or entity that does business with or on behalf of the Trusts in any one year. Reports of all gifts, regardless of size, must be made to the Compliance Department promptly.

     4.7  Service as Director of Publicly Traded Companies
          ------------------------------------------------

          Access Persons are prohibited from serving on the Boards of Directors of publicly traded companies.

5.   Procedures with Regard to Dissemination of Information
     ------------------------------------------------------

     (a) No Access Person shall disclose to any party any information regarding the consideration or decision to purchase or sell a particular security when it is contemplated that such action will be taken within the next 15 days, unless it is:

          I. Requested in writing by the party (i.e. a disinterested Trustee of any of the Trusts), or requested through a formal action of the Board of the Trust or any committee thereof;

          II. Given because it is determined that the party (i.e. a disinterested Trustee of any of the Trusts), should have the information so that he or she may effectively carry out his or her duties; or

          III. Given so that the Firm may carry out its duties as an underwriter, sponsor or depositor of any of the Trusts.

     (b) If any information regarding transactions contemplated by any of the Trusts is given to a party (i.e. a disinterested Trustee of any of the Trusts), be subject to the provisions of Sections 3.2, 4.4 and 7.2 of this Code with respect to any security held or to be acquired by any of the Trusts indicated in the information which has been disclosed, for the next succeeding 15 days.

     (c) Subject to Sections 5(a) and 5 (b) of the Code, Access Persons are prohibited from revealing information relating to the current or anticipated

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                       Code of Ethics for UIT Activities

          investment intentions, portfolio transactions or activities of any of the Trusts except to persons whose responsibilities require knowledge of the information.

6.   Reports of Holdings by Access Persons
     -------------------------------------

     6.1  Initial Report
          --------------

     No later than 10 days after a person becomes an Access Person, such person shall report to the Compliance Department the following:

          (a) The title, number of shares and principal amount of each Covered Security in which the Access Person had a direct or indirect beneficial ownership when the person became an Access Person;

          (b) The name of the broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

          (c)  The date that the report is submitted by the Access Person.

     6.2  Annual Report
          -------------

     Annually, each Access Person shall report the following information, which must be current as of a date no more than 30 days before the report is submitted:

          (a) The title, number of the shares and principal amount of each Covered Security in which the Access Person had a direct or indirect Beneficial Interest;

          (b) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and

          (c)  The date that the report is submitted to the Access Person.

     6.3  Exceptions
          ----------

          (a) No report is required with respect to holdings where such report would duplicate information recorded by the Firm pursuant to Rule 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act to l940. For purposes of the foregoing, no report is required with respect to the holdings of securities in accounts maintained at the Firm or held "away" from the Firm for which duplicate statements have been provided.

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                       Code of Ethics for UIT Activities

7.   Quarterly Reports of Transactions by Access Person
     --------------------------------------------------

     7.1  General Requirement
          -------------------

     Every Access Person shall report to the Trust and Compliance Department the information described in section 7.2 with respect to transactions in any Covered Security in which such Access Person has, or by reason of such transaction acquires, any direct or indirect Beneficial Interest.

     7.2  Contents of Quarterly Reports of Transactions
          ---------------------------------------------

     Every report shall be made not later than 10 days after the end of the calendar quarter and shall contain the following information:

          (a) The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares, and the principal amount of each Covered Security involved;

          (b) The nature of the transaction (i.e., purchase, sale, any other type of acquisition or disposition);

          (c) The price of the Covered Security at which the transaction was effected;

          (d) The name of the broker, dealer or bank with or through whom the transaction was effected; and

          (e)  The date that the report is submitted by the Access Person.

     7.3  Exceptions
          ----------

     No report is required with respect to transactions where such report would duplicate information recorded by the Firm pursuant to Rule 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act to l940. For purposes of the foregoing, the Compliance Department maintains (i) electronic records of all securities transactions effected through the Firm, and (ii) copies of any duplicate confirmations that have been provided to the Compliance Department for transactions effected "away" from the Firm.

8.   Quarterly Reports by Access Persons Regarding Securities Accounts
     -----------------------------------------------------------------

     (a) Every Access Person shall report, or cause to be reported, to the Trust and Compliance Department the information regarding any securities account established by the Access Person during any quarter. Every report shall be made not later than 10 days after the end of the calendar quarter and shall contain the following information:

          I. The name of the broker, dealer or bank with whom the Access Person established the account;

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                       Code of Ethics for UIT Activities

          II.  The date the account was established; and

          III. The date the report is submitted by the Access Person.

     (b) No report is required with respect to securities accounts where such report would duplicate information recorded by the Firm pursuant to Rule 204-2(a)(12) or 204-2(a)(13) under the Investment Advisers Act to 1940. For purposes of the foregoing, no report is required with respect to securities accounts held at the Firm.

     See Exhibit D.

9.   Annual Report to the Board of Trustees
     --------------------------------------

Because the fund is a Trust, annual reports required to be made to the Firm's board are exempted by rule 17j-l(c)(2)(ii) of the Investment Company Act of 1940.

10.  Implementation
     --------------

     10.1 Violations
          ----------

          Any person who has knowledge of any violation of this Code shall report said violation to the Compliance Department.

     10.2 Sanctions
          ---------

          The Firm has authority to impose sanctions for violations of this Code. Such sanctions may include a letter of censure, suspension or termination of the employment of the violator, forfeiture of profits, forfeiture of personal trading privileges, forfeiture of gifts, or any other penalty deemed to be appropriate.

     10.3 Exceptions
          ----------

          Exceptions to the requirements to this Code shall rarely, if ever, be granted. However, the Compliance Department shall have authority to grant exceptions on a case-by-case basis. Any exceptions granted must be in writing.

                  Code of Ethics for UIT Activities: Exhibit A


         Accounts held at the Firm (Investec Ernst) or "away" from Firm

I certify either: (check one)

     a. I maintain no securities accounts
----

     b. I maintain all securities accounts at Firm
----

     c. I maintain some securities accounts at Firm, and other(s) "away" from
----    Firm

     d. I maintain all securities accounts "away" from Firm
----



If a, b, or c is checked, please complete below:

Accounts at Investec Ernst                        Accounts "away" from Investec Ernst
--------------------------                        -----------------------------------

Account #                 Name                    Account #                 Name                       B/D
---------                 ----                    ---------                 ----                       ---

---------------------     -----------------       ---------------------     -----------------------    ------------------------

---------------------     -----------------       ---------------------     -----------------------    ------------------------

---------------------     -----------------       ---------------------     -----------------------    ------------------------

---------------------     -----------------       ---------------------     -----------------------    ------------------------

---------------------     -----------------       ---------------------     -----------------------    ------------------------


Accounts must be listed whenever any "Access Person" shares a "Beneficial Interest". (See Code of Ethics for definitions.)

Name                     Signature                             Date
    -------------------            --------------------------       ----------

                  Code of Ethics for UIT Activities: Exhibit B


                     Preclearance of Securities Transactions

Date
    --------------------------------


Buy                    Sell                      Sell Short
    -----------------      --------------------             -------------------


Security Name
             -------------------------------------------------


Security Symbol
               -----------------------------------------------


Number of Shares
                ----------------------------------------------


Price
     ---------------------------------------------------------


 . Account # of proposed trade
                                 -----------------------------------------


 . If the account is not carried by Investec Ernst, which B/D carries the trade?

Trades must be listed for any accounts whenever an "Access Person" shares a "Beneficial Interest". (See Code of Ethics for definitions.)

Name                  Signature                      Date
    ----------------            -------------------       ----------------------


--------------------------------------------------------------------------------



Compliance review:            Trade Approved             Rejected
                                            ----------            -------------
Is security on watch/
        restricted list?      Yes                             No
                                  -------------                  ---------------
Compliance Review:

Name                          Signature                      Date
     ----------------------             ------------------        --------------

                  Code of Ethics for UIT Activities: Exhibit C


                              Annual Certification

A I (a Covered Person) hereby certify that I have read and understood the Code of Ethics, and recognize that I am subject to its provisions. In addition, I hereby certify that I have complied with the requirements of the Code of Ethics and that I have disclosed or reported all personal securities transactions required to be disclosed or reported under the Code of Ethics;

B Within the last ten years there have been no complaints or disciplinary actions filed against me by any regulated securities or commodities exchange, any governmental office or agency regulating insurance, securities, commodities or financial transactions in the United States, in any state of the United States, or in any other country;

C I have not within the last ten years been convicted of or acknowledged commission of any felony or misdemeanor arising out of my conduct as an employee, salesperson, officer, director, insurance agent, broker, dealer, underwriter, investment manager or investment advisor; and

D I have not been denied permission or otherwise enjoined by order, judgment or decree of any court of competent jurisdiction, regulated securities or commodities exchange, self-regulatory securities or commodities organization or other federal or state regulatory authority from acting as an investment advisor, securities or commodities broker or dealer, commodity pool operator or trading advisor or as an affiliated person or employee of any investment company, bank, insurance company or commodity broker, dealer, pool operator or trading advisor, or from engaging in or continuing any conduct or practice in connection with any such activity or the purchase or sale of any security.

Name                    Signature                           Date
    -----------------              -----------------------      ---------------

                  Code of Ethics for UIT Activities: Exhibit D


                    Quarterly Report for Securities Accounts

Quarter Ending
              ---------------------------------------


         I Certify either: (Check One)

         a. ___ I have not opened any securities accounts since the later of a) the date I have become an "Access Person" (as that term is defined in the Code), or b) the time period covered by my last quarterly report filing.

         b. ___ I have opened a (some) securities account(s) since the later of a) the date I have become an "Access Person" (as that term is defined in the Code), or b) the time period covered by my last quarterly report filing.

If B is checked please complete below:


I.                                                    II.

Accounts at Investec Ernst                            Accounts "away" from Investec Ernst
--------------------------                            -----------------------------------
Account #                   Name                      Account #                 Name                      B/D
---------                   ----                      ---------                 ----                      ---

------------------------    -----------------------   ----------------------    ----------------------    -----------------------

------------------------    -----------------------   ----------------------    ----------------------    -----------------------

------------------------    -----------------------   ----------------------    ----------------------    -----------------------

------------------------    -----------------------   ----------------------    ----------------------    -----------------------

------------------------    -----------------------   ----------------------    ----------------------    -----------------------



Accounts must be listed whenever any "Access Person" shares a "Beneficial Interest". (See Code of Ethics for definitions.)

Name                  Signature                       Date
    ---------------            -------------------         -------------------